EXHIBIT 12



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
QUALITY STORES, INC.
Schedule Regarding Computation of Ratio of Earnings to Fixed Charges (In Thousands Except Ratios)



                                                                      Three Months Ended
                                                             ---------------- --- ---------------
                                                               October 30,         October 31,
                                                                  1999                 1998
                                                             ----------------     ---------------
Fixed charges:
  Interest expense                                        $            9,392   $           5,108
  Portion of rent expense representing interest                        1,248                 680
                                                             ----------------     ---------------
                                                                      10,640               5,788
                                                             ================     ===============

Earnings:
  Income before income taxes                                          (2,410)              3,211
  Fixed charges                                                       10,640               5,788
                                                             ----------------     ---------------
                                                          $            8,230   $           8,999
                                                             ================     ===============


Ratio (deficiency) of earnings to fixed charges           $           (2,410)         1.6 x
                                                             ================     ===============




                                                                       Nine Months Ended
                                                             ---------------- --- ---------------
                                                               October 30,         October 31,
                                                                  1999                 1998
                                                             ----------------     ---------------
Fixed charges:
  Interest expense                                        $           23,946   $          15,182
  Portion of rent expense representing interest                        3,453               2,165
                                                             ----------------     ---------------
                                                                      27,399              17,347
                                                             ================     ===============

Earnings:
  Income before income taxes                                           8,262              17,001
  Fixed charges                                                       27,399              17,347
                                                             ----------------     ---------------
                                                          $           35,661   $          34,348
                                                             ================     ===============


Ratio of earnings to fixed charges                                1.3 x               2.0 x
                                                             ================     ===============
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